AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       PACIFIC MEDICAL LIMITED PARTNERSHIP

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                                    AGREEMENT
                             OF LIMITED PARTNERSHIP
                                       OF
                       PACIFIC MEDICAL LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

         Article Heading                                           Page

         1.       FORMATION..........................................1

         2.       NAME...............................................1

         3.       OFFICES............................................2

         4.       PURPOSE............................................2

         5.       TERM...............................................2

         6.       CERTAIN DEFINED TERMS..............................2

         7.       CAPITAL CONTRIBUTIONS..............................6

         8.       GUARANTIES.........................................7

         9.       CONDITIONS TO THE CAPITAL CONTRIBUTIONS OF THE
                  LIMITED PARTNERS...................................7

         10.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                  GENERAL PARTNER....................................7

         11.      ADMISSION OF LIMITED PARTNERS......................8

         12.      CAPITAL ACCOUNTS...................................8

         13.      ALLOCATIONS........................................9

         14.      DISTRIBUTIONS.....................................12

         15.      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS........13

         16.      LIMITED LIABILITY.................................13

         17.      TRANSFER OF INTERESTS AND ADMISSION OF PARTNERS...13

         18.      OPTIONAL PURCHASE OF LIMITED PARTNERSHIP INTERESTS
                  ON CERTAIN EVENTS.................................17

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         19.      SALE, ASSIGNMENT OR OTHER TRANSFER OF THE GENERAL
                  PARTNER'S INTEREST................................22

         20.      TERMINATION OF THE SERVICES OF THE
                  GENERAL PARTNER...................................22

         21.      MANAGEMENT AND OPERATION OF BUSINESS..............23

         22.      RESERVES..........................................25

         23.      INDEMNIFICATION AND EXCULPATION OF THE GENERAL
                  PARTNER...........................................25

         24.      DISSOLUTION OF THE PARTNERSHIP....................26

         25.      DISTRIBUTION UPON DISSOLUTION.....................27

         26.      BOOKS OF ACCOUNT, RECORDS AND REPORTS.............28

         27.      NOTICES...........................................29

         28.      AMENDMENTS........................................29

         29.      LIMITATIONS ON AMENDMENTS.........................29

         30.      MEETINGS, CONSENTS AND VOTING.....................29

         31.      SUBMISSIONS TO THE LIMITED PARTNERS...............30

         32.      ADDITIONAL DOCUMENTS..............................30

         33.      SURVIVAL OF RIGHTS................................30

         34.      INTERPRETATION AND GOVERNING LAW..................30

         35.      SEVERABILITY......................................31

         36.      AGREEMENT IN COUNTERPARTS.........................31

         37.      THIRD PARTIES.....................................31

         38.      POWER OF ATTORNEY.................................31

         39.      ARBITRATION.......................................32

         40.      CREDITORS.........................................32


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           Schedule A............... Schedule of Partnership Interests

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THE  LIMITED  PARTNERSHIP  INTERESTS  REPRESENTED  BY THIS  LIMITED  PARTNERSHIP
AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNDER THE HAWAII UNIFORM SECURITIES ACT (MODIFIED), AS AMENDED, THE ARKANSAS SECURITIES ACT, AS AMENDED, THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AS AMENDED, THE LOUISIANA SECURITIES LAW, AS AMENDED, THE TEXAS SECURITIES ACT OF 1957, AS AMENDED, OR SIMILAR LAWS OR ACTS OF OTHER STATES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS (THE "STATE LAWS"). THE SALE OR OTHER DISPOSITION OF THE LIMITED
PARTNERSHIP  INTERESTS  IS  RESTRICTED  AS  STATED  IN THE  LIMITED  PARTNERSHIP
AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE LIMITED PARTNERSHIP RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE LIMITED PARTNERSHIP AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE STATE LAWS. BY
ACQUIRING  THE  LIMITED  PARTNERSHIP   INTERESTS  REPRESENTED  BY  THIS  LIMITED
PARTNERSHIP AGREEMENT, THE LIMITED PARTNERS REPRESENT THAT THEY WILL NOT SELL OR OTHERWISE DISPOSE OF THEIR RESPECTIVE LIMITED PARTNERSHIP INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.


                                    AGREEMENT
                             OF LIMITED PARTNERSHIP
                               OF PACIFIC MEDICAL
                               LIMITED PARTNERSHIP


                  THIS AGREEMENT OF LIMITED PARTNERSHIP is made as of January 23, 1995, by and among LITHOTRIPTERS, INC., a North Carolina corporation, and the persons listed on Schedule A attached hereto as the Limited Partners.

                  1.       FORMATION.

                  The Partnership was formed filing in the Office of the Secretary of State of Hawaii on December 14, 1995 a Certificate of Limited Partnership in accordance with the provisions of the Act.

                  2.       NAME.

                  2.1 The name of the Partnership is "Pacific Medical Limited Partnership."

                  2.2 The Partnership business shall be conducted under such names as the General Partner may from time to time deem necessary or advisable, provided that appropriate amendments to this Agreement and all necessary filings under applicable assumed or fictitious name statutes or the Act are first obtained.


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                  3.       OFFICES.

                  3.1 The principal office of the Partnership shall be at 2008 Litho Place, Fayetteville, North Carolina 28304, or at such other place as the General Partner may, from time to time, designate by notice to the Limited Partners (the "Records Office").

                  3.2 The Partnership may have such additional offices as the General Partner may, from time to time, deem necessary or advisable.

                  4.       PURPOSE.

                  The purpose and business of the Partnership shall be to operate a LithostarTM extracorporeal shock-wave lithotripter (or any other renal stone treatment equipment) for lithotripsy of renal stones primarily in a designated service area consisting of the island of Oahu, Hawaii or in such other location(s) within or outside such state as the General Partner may determine, in its sole discretion, to be in the best interests of the Partnership and to engage in any and all activities incidental or related to the foregoing, including biliary lithotripsy if the same is ever approved by the FDA, upon and subject to the terms and conditions of this Agreement.

                  5.       TERM.

                  The Partnership shall terminate on December 31, 2040, unless sooner terminated as herein provided.

                  6.       CERTAIN DEFINED TERMS.

                  Certain terms used in this Agreement shall have the following meanings:

                  Act. The Act means the Hawaii Uniform Limited Partnership Act, as then in effect.

                  Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person; (ii) any person owning or controlling 10% or more of the outstanding voting interest of such other person; (iii) any officer, director or partner of such person; and
(iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

                  Agreement. This Agreement of Limited Partnership, as the same may be amended from time to time.

                  Bank.  First-Citizens Bank & Trust Company.

                  Capital Account. The Partnership capital account of a Partner as computed pursuant to Article 12 of this Agreement.


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                  Capital  Contributions.  All capital  contributions  made by a
Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article 7 of this Agreement.

                  Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

                  Coach. The new or reconditioned self-propelled mobile vehicle or tractor-trailer upfitted to house the LithostarTM. The Coach will be acquired by the Partnership with the proceeds of the Loan, together with the proceeds from the sale of the Units in the event the tractor-trailer model is purchased.

                  Code. The Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent, superseding revenue laws.

                  Equipment. The initial equipment to be acquired by the Partnership for the operation of the LithostarTM Mobile System. The initial equipment to be used in the operation of the LithostarTM Mobile System will include the LithostarTM, the Coach and miscellaneous medical equipment and supplies.

                  FDA.  The Food and Drug Administration.

                  General Partner. The General Partner of the Partnership, LITHOTRIPTERS, INC., a North Carolina corporation controlled by William R. Jordan, M.D.

                  Guaranty. The Guaranty Agreement pursuant to which each Limited Partner will guarantee a portion of the Partnership's obligation to the Bank under the Loan. The form of the Guaranty is included in the Subscription Packet accompanying the Memorandum.

                  Initial Limited Partner. Dr. William R. Jordan, a resident of North Carolina and the majority shareholder of the General Partner. The Initial Limited Partner is to be the only limited partner of the Partnership until such time as the new Limited Partners are admitted to the Partnership, at which time the Initial Limited Partner shall withdraw from the Partnership.

                  Limited Partners. The Limited Partners are those investors in the Units admitted to the Partnership and any person admitted as a substitute Limited Partner in accordance with the provisions of this Agreement.

                  LithostarTM.   The  new  or  reconditioned  LithostarTM  model
extracorporeal shock wave lithotripter manufactured by Siemens to be acquired by the Partnership with the proceeds of the Loan.

                  LithostarTM Mobile System. The Coach with the installed and operational LithostarTM.

                  Loan. The loan up to $1,652,014 from the Bank to the Partnership. A portion of the Loan proceeds will be used by the Partnership to
(i) acquire the LithostarTM (up to $945,000), (ii) acquire and upfit the Coach (up to $390,590), (iii) pay the Hawaii use tax on the Coach and the LithostarTM (up to $53,424) and (iv) ship the Coach and the Lithostar(TM) to Hawaii (up to $12,500). The
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remainder  of the Loan  proceeds  will be used as initial  start-up  and working capital (up to $250,000). The maximum amount of the Loan proceeds will be reduced if the Partnership purchases a reconditioned Coach at a lower cost. The Loan will be secured by the LithostarTM Mobile System, the Partnership's accounts receivable and other Partnership assets, the guaranties of the General Partner (and its shareholders), and the Limited Partner Guaranties.

                  Losses. The net loss (including Net Losses from Capital Transactions) of the Partnership for each Year of the Partnership as determined for federal income tax purposes.

                  Majority in Interest of the Limited Partners. The Limited Partners who hold more than 50% of the Limited Partner Percentage Interests in the Partnership.

                  Memorandum. The Confidential Private Placement Memorandum of the Partnership dated January 8, 1996, as amended or as supplemented.

                  Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Net Losses from Capital Transactions. The losses realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which shall include Code
Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

                  Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

                  Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704- 2(i).

                  Partners. The General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used herein.

                  Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704- 2(i).


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                  Partner  Nonrecourse  Debt.  Any  nonrecourse  debt  (for  the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

                  Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704- 2(i).

                  Partnership. Pacific Medical Limited Partnership, a Hawaii limited partnership.

                  Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period; (ii) the amount of all payments of principal on loans to the Partnership; (iii) capital expenditures of the Partnership; and
(iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B)(i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

                  Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and this Agreement.

                  Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

                  Partner Nonrecourse Deduction. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704- 2(i).


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                  Partnership  Refinancing Proceeds.  The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less
(i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

                  Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of a Limited Partner by reference to his Unit ownership based upon the Limited Partners holding an aggregate 80% Percentage Interest in the Partnership, with each Unit sold representing an initial 1% interest. The General Partner will own a 20% Percentage Interest in the Partnership. The Partners' Percentage Interests in the Partnership as of the date hereof are as set forth in Schedule A attached hereto. The Percentage Interest of each Partner shall be adjusted as provided in Article 18.6.3.

                  Profit. The net income of the Partnership (including Net Gains from Capital Transactions) for each Year of the Partnership as determined for federal income tax purposes.

                  Pro  Rata  Basis.   In   connection   with  an  allocation  or
distribution, an allocation or distribution in proportion to the respective Percentage Interests of the class of Partners to which reference is made.

                  Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

                  Sales Commission. The $270 sales commission paid to Medtech Investments, Inc. for each Unit sold, other than Units sold to the General Partner and its Affiliates.

                  Service.  The Internal Revenue Service.

                  Siemens.  Siemens Medical Systems, Inc. and its Affiliates.

                  Units. The 80 equal limited partner interests in the Partnership offered pursuant to the Memorandum for a price per Unit of $2,500 in cash, plus a personal guaranty of 1% of the Partnership's obligations under the Loan (up to a $16,520.14 principal guaranty obligation).

                  Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.

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                  7.       CAPITAL CONTRIBUTIONS.

                  7.1 On or before the date of this Agreement, the General Partner will contribute to the capital of the Partnership cash in an amount equal to $__________.

                  7.2 Each Limited Partner hereby agrees to contribute and shall contribute to the capital of the Partnership on the date of his admission to the Partnership the amount set forth opposite his name on Schedule A attached hereto in cash.

                  7.3 Except as otherwise provided herein, no interest shall be paid on any contribution to the capital of the Partnership.

                  8.       GUARANTIES.

                  Each Partner agrees to execute and deliver to the Partnership on the date of his admission to the Partnership a Guaranty agreement in the amount set forth opposite his or her name on Schedule A attached hereto.

                  9. CONDITIONS TO THE CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS.

                  The obligations of the Limited Partners to make cash Capital Contributions hereunder are subject to the condition that the representations, warranties, agreements and covenants of the General Partner set forth in Article 10 of this Agreement are and shall be true and correct or have been and will have been complied with in all material respects on the date such Capital Contributions are required to be made, except to the extent that any such representation or warranty expressly pertains to an earlier date.

                  10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GENERAL PARTNER.

                  10.1 The General Partner hereby represents and warrants to the Limited Partners that:

                  (a) The Partnership is a limited partnership formed in accordance with and validly existing under the Act and the other applicable laws of the State of Hawaii;

                  (b) The interests in the Partnership of the Limited Partners will have been duly authorized or created and validly issued and the Limited Partners shall have no personal liability to contribute money to the Partnership other than the amounts agreed to be contributed by them in the manner and on the terms set forth in this Agreement, subject, however, to such limitations as may be imposed under the Act;

                  (c) No material breach or default adverse to the Partnership exists under the terms of any other material agreement affecting the Partnership;


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                  (d) No  material  claim or  litigation  is pending  or, to the knowledge and belief of the General Partner,  is threatened against the
         General   Partner  or  the   Partnership  in  any  court,   commission,
         administrative   body  or  other  authority,   which  could  materially
         adversely affect the Partnership, or the ability of the General Partner to perform any of its obligations contemplated by this Agreement, except as may be fully covered by liability insurance; and

                  (e) The General Partner is a North Carolina corporation formed and existing under the laws of the State of North Carolina.

                  10.2 The General Partner hereby covenants to the Limited Partners that:

                  (a) It will at all times act in a fiduciary manner with respect to the Partnership, the LithostarTM Mobile System and the Limited Partners;

                  (b) Except as provided in Article 19, it will serve as the General Partner of the Partnership until the Partnership is terminated without reconstitution;

                  (c) It will cause the Partnership to carry adequate public liability, property damage and other insurance as is customary in the business to be engaged in by the Partnership; and

                  (d) It will use its best efforts to assure that it meets all net worth requirements which, in the opinion of counsel for the Partnership, may, from time to time, be necessary to assure that the Partnership is classified as a partnership for Federal income tax purposes.

                  11.      ADMISSION OF LIMITED PARTNERS.

                  The General Partner may permit the offer and sale of the Units on the terms and conditions provided in the Memorandum and may admit persons subscribing for Units as Limited Partners in the Partnership on the terms and conditions set forth in this Article 11.

                  (a) The General Partner shall have approved of the admission of said person in writing on such terms and conditions as the General Partner shall determine;

                  (b)  Said  person  shall  have  executed  such   documents  or
         instruments as the General Partner may deem necessary or desirable to effect his admission as a Limited Partner;

                  (c) Said person shall have accepted and adopted all of the terms and provisions of this Agreement, as then amended;

                  (d) Said person (if a corporation) shall deliver to the General Partner a certified copy of a resolution of its Board of Directors authorizing it to become a Limited Partner under the terms and conditions of this Agreement; and

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                  (e)  Said  person  upon  request  shall  pay  such  reasonable expenses as may be incurred in connection with its admission as a Limited Partner.

                  12.      CAPITAL ACCOUNTS.

                  A capital account shall be established for each Partner and shall at all times be determined and maintained as provided by the Final Treasury Regulations under Section 704(b) of the Code, as the same may be amended. A Partner shall not be entitled to withdraw any part of his capital account or to receive any distribution from the Partnership, except as provided in Articles 14 and 25.

                  (a)      Each Partners' capital account shall be increased by:

                           (i)The amount of his Capital Contribution pursuant
                  to Article 7; and

                           (ii)The amount of Profits allocated to him pursuant
                  to Article 13; and

                           (iii) The Partner's pro rata share (determined in the
                  same manner as such Partner's share of Profits and Losses allocated pursuant to Article 13 hereof) of any income or gain exempt from tax; and

                  (b) Each Partner's capital account shall be decreased by:

                           (i) The amount of Losses allocated to him pursuant to Article 13; and

                           (ii) The amount of Partnership Cash Flow, Partnership
                  Sales   Proceeds   and   Partnership    Refinancing   Proceeds
                  distributed to him pursuant to Article 14; and

                           (iii) The Partner's pro rata share of any other expenditures of the Partnership which are not deductible in computing Partnership Profits or Losses and which are not added to the tax basis of any Partnership property, including, without limitation, expenditures described in Section 705(a)(2)(B) of the Code. The Partner's pro rata share of such expenditures, other than the Sales Commission, shall be determined in the same manner as such Partner's share of Profits and Losses allocated pursuant to Article 13. The Partner's share of the Sales Commission shall be that amount allocated to him pursuant to Article 13.





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                  13.      ALLOCATIONS

                  (a) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated 20% to the General Partner and 80% to the Limited Partners on a Pro Rata Basis.

                  (b) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).

                  (c)      Profits and Losses.

                  (i) The Profits and Losses of the Partnership shall be allocated 20% to the General Partner and 80% to the Limited Partners on a Pro Rata Basis. In allocating Profits and Losses, Net Gains and Losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first.

                  (ii) In no event shall Losses be allocated under this Article 13(c) to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share, if any, of Partner Minimum Gain. Any Losses which are not allocated to the Limited Partner by virtue of the application of the preceding sentence shall be allocated to the General Partner. For purposes of this Article 13(c), a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items as provided in Article 13(d)(iii). All items of income, gain, loss, deduction, or credit shall be allocated among the Partners proportionately. Further, notwithstanding the foregoing, after giving effect to the special allocations in Article 13(d), the General Partner shall be allocated at least 20% of all items of income, gain, loss, deduction or credit.

                  (d) Special Allocations. The following special allocations shall be made:

                  (i) Minimum  Gain  Chargeback.  If there is a net  decrease in
         Partnership Minimum Gain during any Year, each Partner shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704- 2(f). This Article 13(d)(i) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.


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                  (ii) Partner  Minimum  Gain  Chargeback.  Notwithstanding  any
         other provision of this Article 13 except Article 13(d)(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(f), shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, to the extent required by and determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be
         determined   in   accordance   with   Treasury    Regulations   Section
         1.704-2(i)(4). This Article 13(d)(ii) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Partner's Capital Account (adjusted for this purpose in the manner provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this Article
         13(d)(iii) shall be made if and only to the extent that such Partner would have a deficit Capital Account after all other allocations provided for in this Article 13(d) have been tentatively made as if this Article 13(d)(iii) were not in the Agreement. This provision is intended to be a "qualified income offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), such Regulations being specifically incorporated herein by reference.

                  (iv) Sales Commission. The Sales Commission shall be allocated to the Units which are not held by the General Partner and its Affiliates in proportion to their respective Capital Contributions represented by such Units (i.e., $270 in Sales Commissions per each such Unit). The purpose of this Article 13(d)(iv) is to allocate the Sales Commission to those Partners who actually bore the burden of paying the Sales Commission.

                  (e) Ordering Provision. In applying the provisions of Articles 13 and 14 with respect to distributions and allocations, the following ordering of priorities shall apply:

                  (i) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.


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                  (ii) Capital  Accounts  shall be reduced by  Distributions  of
         Partnership Cash Flow under Article 14(a).

                  (iii) Capital Accounts shall be reduced by Distributions of Partnership Sales Proceeds and Partnership Refinancing Proceeds under
         Article 14(b).

                  (iv) Capital Accounts shall be increased by any Minimum Gain Chargeback under Articles 13(d)(i) and (ii).

                  (v) Capital Accounts shall be increased by any Qualified Income Offset under Article 13(d)(iii).

                  (vi) Capital Accounts shall be reduced by allocations of Nonrecourse Deductions under Article 13(a).

                  (vii) Capital Accounts shall be reduced by allocations of Partner Nonrecourse Deductions under Article 13(b).

                  (viii) Capital Accounts shall be increased by allocations of Profits under Article 13(c).

                  (ix) Capital Accounts shall be reduced by allocations of Losses under Article 13(c).

                  To the maximum extent permitted under the Code, allocations of Profits and Losses shall be modified so that the Partners' Capital Accounts reflect the amount they would have reflected if adjustments required by Articles 13(d)(i), (ii) and (iii) had not occurred.

                  (f)  Allocations  Between  Transferor and  Transferee.  In the
         event of the transfer of all or any part of a Partner's interest (in accordance with the provisions of this Agreement) in the Partnership at any time other than at the end of a Year, or the admission of a new Partner (in accordance with the terms of this Agreement), the transferring Partner or new Partner's share of the Partnership's income, gain, loss, deductions and credits, as computed both for accounting purposes and for Federal income tax purposes, shall be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such Year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Partnership (or any part thereof) during such Year, then upon the mutual agreement of all the Partners (excluding the new Partner and the transferring Partner), the Partnership shall treat the periods before and after the date of the transfer or admission as separate Years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate Years. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that

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



         term is used in Section 706(d)(2)(B) of the Code, shall be allocated as
         required  by  Section   706(d)(2)  of  the  Code  and  the  regulations
         thereunder.

                  (g) Tax Withholding. The Partnership shall be authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the other income tax or revenue laws of any taxing authority. To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts shall be treated as a cash Distribution to such Partner and shall reduce the amount otherwise distributable to such Partner.

                  14.      DISTRIBUTIONS.

                  (a) Distribution of Partnership Cash Flow. Partnership Cash Flow shall be distributed to the Partners within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner, 20% to the General Partner and 80% to the Limited Partners on a Pro Rata Basis.

                  (b)  Distribution  of  Partnership  Refinancing  Proceeds  and
         Partnership Sales Proceeds. Partnership Refinancing Proceeds and Partnership Sales Proceeds shall be distributed to the Partners within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner, 20% to the General Partner and 80% to the Limited Partners on a Pro Rata Basis.

                  (c) Distribution in Liquidation. Upon liquidation of the Partnership, all of the Partnership's property shall be sold and Profits and Losses allocated accordingly. Proceeds from the liquidation of the Partnership shall be distributed in accordance with Article 25.

                  15.      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.

                  15.1 Management. The Limited Partners shall not take part in the management of the business, nor transact any business for the Partnership, nor shall they have power to sign for or to bind the Partnership. The General Partner may, however, contract with one or more Limited Partners to act as the local manager of the LithostarTM Mobile System. No Limited Partner may withdraw from the Partnership except as expressly permitted herein.

                  15.2 Operation of LithostarTM Mobile System. The Limited Partners shall not operate or utilize the LithostarTM Mobile System except pursuant to (i) an Agreement with the Partnership; or (ii) any other arrangement specifically approved by the General Partner.

                  16.      LIMITED LIABILITY.

                  No Limited Partner shall be required to make any contribution to the capital of the Partnership except as set forth in Article 7, nor shall any Limited Partner in his capacity as such, be bound by, or personally liable for, any expense, liability or obligation of the Partnership except to the

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



extent of his (i) interest in the Partnership; (ii) Guaranties of Partnership obligations; and (iii) obligation to return distributions made to him under certain circumstances as required by the Act.

                  17.      TRANSFER OF INTERESTS AND ADMISSION OF PARTNERS.

                  17.1     Transferability.

                  (a) The term "transfer" when used in this Agreement with respect to a Partnership Interest includes a sale, assignment, gift, pledge, exchange, or any other disposition.

                  (b) Except as otherwise provided herein, the General Partner shall not at any time transfer or assign its interest or obligation as General Partner, except that the General Partner may cause to be admitted to the Partnership additional General Partners in order to comply with Article 10.2(d).

                  (c) The Partnership Interest of any Limited Partner shall not be transferred, in whole or in part, except in accordance with the conditions and limitations set forth in Articles 17.2 or 18.

                  (d) The transferee of a Partnership Interest by assignment, operation of law or otherwise, shall have only the rights, powers and privileges enumerated in Article 17.3 or otherwise provided by law and may not be admitted to the Partnership as a Limited Partner except as provided in Article 17.4 or as a General Partner except as provided in
         Article 17.5

                  (e) Notwithstanding any provision herein to the contrary, the Partnership Agreement shall in no way restrict the issuance or transfers of the stock of the General Partner.

                  17.2     Restrictions on Transfers by Limited Partners.

                  (a) All or part of a Partnership Interest may be transferred by a Limited Partner only with the prior written approval of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner. Units may only be transferred in increments of one Unit unless all Units or portions thereof owned by a Limited Partner are being transferred. In no event may a Partnership Interest be transferred if such transfer would result in a default under the Guaranties or a termination of the Partnership under Code
         Section 708, nor may a Partnership Interest be transferred to a "tax-exempt entity" (as defined in Code Section 168(h)) which would affect the method or manner in which the Partnership may depreciate Partnership assets.

                  (b) The General  Partner  shall not approve any  transfer of a
         Partnership   Interest  unless  the  proposed   transferee  shall  have
         furnished the General Partner with a sworn statement that:

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



                           (i) proposes to acquire his Partnership Interest as a principal, for investment and not with a view to resale or distribution;

                           (ii) the proposed  transferee meets such requirements
                  regarding sophistication, income and net worth as required by applicable state and Federal securities laws;

                           (iii) the proposed  transferee has met such net worth
                  and income suitability standards as have been established by the General Partner;

                           (iv) the proposed transferee recognizes that investment in the Partnership involves certain risks and has taken full cognizance of and understands all of the risk factors related to the purchase of a Partnership Interest; and

                           (v)  the  proposed   transferee  has  met  all  other
                  requirements of the General Partner for the proposed transfer.

                  (c) A transfer of a Partnership Interest may be made only if, prior to the date thereof, the Partnership upon request receives an opinion of counsel, satisfactory in form and substance to the General Partner, that neither the offering nor the proposed transfer will violate any Federal or applicable state securities law or regulations or any of the provisions of Article 17.2(b) hereof, will prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or will adversely affect the status of the Partnership as a partnership for Federal income tax purposes.

                  17.3     Rights of Transferee.

                  Unless admitted to the Partnership in accordance with Article 17.4, the transferee of a Partnership Interest or a part thereof or any right, title or interest therein shall not be entitled to any of the rights, powers, or privileges of his predecessor in interest, except that he shall be entitled to receive and be credited or debited with his proportionate share of Partnership income, gains, Profits, Losses, deductions, credits or Distributions.

                  17.4     Admission of Limited Partners.

                  A General Partner, or the transferee of all or part of the Partnership Interest of either a General Partner or a Limited Partner, may be admitted to the Partnership as a Limited Partner upon furnishing to the General Partner all of the following:

                  (a) the written approval of a Majority in Interest all of the Limited Partners except the assignor Partner, or the assignor Partner alone, which approval may be granted or denied in the sole discretion of such Partners or Partner (as the case may be);

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



                  (b) the written approval of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner;

                  (c) acceptance, in a form satisfactory to the General Partner, of all the terms and conditions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

                  (d) a power of attorney substantially identical to that contained in Article 38;

                  (e) such other documents or instruments as may be required in order to effect his admission as a Limited Partner; and

                  (f) payment of such reasonable expenses as may be incurred in connection with his admission as a Limited Partner.

                  17.5     Admission of General Partners.

                  A Limited Partner, or the transferee of all or part of the Partnership Interest of the General Partner, may be admitted to the Partnership as a general partner upon furnishing to the General Partner all of the following:

                  (a) the written approval of both the General Partner and a Majority in Interest of the Limited Partners, which approval may be granted or denied in the sole discretion of the Partners;

                  (b) such financial statements, guarantees or other assurances as the General Partner may require with regard to the ability of the proposed general partner to fulfill the financial obligations of a general partner hereunder;

                  (c) acceptance, in form satisfactory to the General Partner, of all the terms and provisions of this Agreement and any other documents required in connection with the operation of the Partnership pursuant to the terms of this Agreement;

                  (d) a certified copy of a resolution of its Board of Directors (if it is a corporation) authorizing it to become a general partner under the terms and conditions of this Agreement;

                  (e) a power of attorney substantially identical to that contained in Article 38;

                  (f) such other documents or instruments as may be required in order to effect its admission as a general partner; and


                                      -16-
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



                  (g) payment of such reasonable expenses as may be incurred in connection with its admission as a general partner.

                  Notwithstanding the above, a transferee that controls or is controlled by the General Partner or one or more of its Affiliates that receives all or part of the Partnership Interest of the General Partner may be admitted to the Partnership as a general partner upon complying with all the provisions of Article 17.5 except for subparagraph 17.5(a). As long as the transferee is controlled by the General Partner or one or more of its Affiliates, no Limited Partner consents will be required to admit such transferee as a General Partner to the Partnership.

                  17.6 Amendment of Certificate of Limited Partnership and Qualification.

                  The General Partner shall take all steps necessary and appropriate to prepare and record any amendments to the Certificate of Limited Partnership, as may be necessary or appropriate from time to time to comply with the requirements of the Act, including, without limitation, upon the admission to the Partnership of any general partner pursuant to the provisions of Article 17.5, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Article 17.5 or 38. In addition, the General Partner shall take all steps necessary and appropriate to prepare and record any and all documents necessary to qualify the Partnership to do business in jurisdictions where the Partnership is doing business, and may for this purpose exercise the power of attorney delivered to the General Partner pursuant to Articles 17.4,
17.5 or 38.

                  17.7     Withdrawal of Initial Limited Partner.

                  Upon the date the first Limited Partner is admitted to the Partnership in accordance with Article 11 of this Agreement, the Initial Limited Partner shall withdraw from the Partnership, and thereupon his Capital Contribution shall be returned and his Partnership Interest shall be reallocated to the Limited Partners.

                  18. OPTIONAL PURCHASE OF LIMITED PARTNERSHIP INTERESTS ON CERTAIN EVENTS.

                  18.1     Death.

                  18.1.1 Upon the death of a Limited Partner, the deceased Limited Partner's executor, administrator, or other legal or personal representative shall give written notice of that fact to the General Partner. In such event, the executor, administrator or other legal or personal representative of the deceased Limited Partner shall have a period of ninety (90) days following the date of death (the "Response Period") within which to locate a qualified investor approved of by the General Partner, which approval can be granted or denied in the sole discretion of the General Partner (a "Qualified Investor"), to purchase the entire Partnership Interest of the deceased Limited Partner. In the event the executor, administrator or other personal or legal representative of the deceased Limited Partner locates a Qualified Investor who is willing to purchase the entire Partnership Interest of the deceased Limited Partner, he

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



         shall give notice of that fact in writing to the General Partner, which notice shall state the name of the proposed transferee Qualified Investor. Provided the requirements of Articles 17.2 and 17.4 (b) through (f) are satisfied, the executor, administrator, or other legal or personal representative of the deceased Limited Partner may then transfer the Partnership Interest of the deceased Limited Partner to the Qualified Investor specified in the notice free of the purchase options granted in Article 18.1.2. If such conditions are satisfied, the transferee Qualified Investor shall have the rights of a transferee Limited Partner as set forth in Article 17.3 and shall become subject to all obligations connected with the Partnership interest transferred. The deceased Limited Partner's Guaranty shall remain an obligation of his estate, unless the Bank agrees to release the estate from the Guaranty in substitution of a like Guaranty from any transferee Limited Partner.

                  18.1.2 In the event the requirements of Articles 17.2 and 17.4
         (b) through (f) are not satisfied with respect to a proposed transferee Qualified Investor, or the executor, administrator or other legal or personal representative of the deceased Limited Partner fails to locate a Qualified Investor to purchase the deceased Limited Partner's entire Partnership Interest within the Response Period, the General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the deceased Limited Partner (whose executor, administrator or other legal or personal representative shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article 18.5 of this Agreement and on the terms and conditions provided in Article 18.6 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the close of the Response Period (the "Option Period") within which to notify in writing the deceased Limited Partner's executor, administrator or other legal or personal representative, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the deceased Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the deceased Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the deceased Limited Partner's executor, administrator, or other legal representative pursuant to the terms of this Agreement.

                  18.2 Bankruptcy, Insolvency or Assignment for Benefit of Creditors of a Limited Partner.

                  18.2.1 In the event that an involuntary or voluntary proceeding under the Federal Bankruptcy Code, as amended, is filed for or against any Limited Partner, or if any Limited Partner shall make an assignment for the benefit of his creditors, or if any Limited Partner has a receiver or custodian appointed for his assets, or any Limited Partner generally fails to pay his debts when due, the insolvent Limited Partner shall give written notice to the General Partner of the commencement of any such proceeding or the occurrence of such event within five days of the first notice to him of such commencement or occurrence of such event. The insolvent Limited Partner or his trustee, custodian, receiver or representative shall have a period of

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         ninety (90) days  following  the date of the  occurrence of one of such events (the "Response Period") within which to locate a Qualified Investor to purchase the entire Partnership Interest of the insolvent Limited Partner. In the event the insolvent Limited Partner or his trustee, custodian, receiver or other legal or personal representative locates a Qualified Investor who is willing to purchase the entire Partnership Interest of the insolvent Limited Partner, he shall give notice of that fact in writing to the General Partner, which notice shall state the name of the proposed transferee Qualified Investor. Provided the requirements of Articles 17.2 and 17.4 (b) through (f) are satisfied, the insolvent Limited Partner or his trustee, custodian, receiver or representative may then transfer the Partnership Interest of the insolvent Limited Partner to the Qualified Investor specified in the notice free of the purchase options granted in Article 18.2.2. If such conditions are satisfied, the transferee Qualified Investor shall have the rights of a transferee Limited Partner as set forth in Article
         17.3 and shall become subject to all obligations connected with the Partnership Interest transferred. The insolvent Limited Partner shall remain personally liable on his Guaranty, unless the Bank agrees to release such Limited Partner from his Guaranty in substitution of a like Guaranty from any transferee Limited Partner.

                  18.2.2 In the event the requirements of Articles 17.2 and 17.4
         (b) through (f) are not satisfied with respect to a proposed transferee Qualified Investor, or the insolvent Limited Partner, his trustee, custodian, receiver or other legal or personal representative fails to locate a Qualified Investor to purchase the insolvent Limited Partner's Partnership Interest within the Response Period, the General Partner shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the insolvent Limited Partner (which insolvent Limited Partner or his trustee, custodian, receiver or other personal or legal representative, as the case may be, shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in Article 18.5 of this Agreement and on the terms and conditions provided in Article 18.6 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the close of the Response Period (the "Option Period") within which to notify in writing the insolvent Limited Partner or his trustee, custodian, receiver, or other legal or personal representative, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the insolvent Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the insolvent Limited Partner before the expiration of the Option Period and in the manner provided herein, the portion of the Partnership Interest not purchased shall be held by the insolvent Partner, his trustee, custodian, receiver or other legal or personal representative pursuant to the terms of this Agreement.

                  18.3 Default under Guaranties. Notwithstanding any other provision in this Article 18 to the contrary, if any of the events outlined in Articles 18.1 or 18.2 or any other defaulting event outlined in the Guaranty (the "Defaulting Events") should occur with respect to a Limited Partner (the "Defaulting Limited Partner"), and the General Partner determines (in its sole discretion) that such event may result in default and acceleration of an obligation secured by the Guaranty unless another guarantor acceptable to the Lender can be substituted in the place of the Defaulting Limited Partner,

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then the General  Partner shall have the right to immediately  take the steps as outlined in this Article 18.3 to prevent such default. Upon the General Partner receiving notice of a Defaulting Event as provided above, the General Partner, in its sole discretion, shall immediately have the right to either (i) sell the entire Partnership Interest of the Defaulting Limited Partner to an investor approved of by the General Partner, (ii) purchase for its own account the entire Partnership Interest of the Defaulting Limited Partner, or (iii) sell the entire Partnership Interest of the Defaulting Limited Partner to one or more of the
other  Limited  Partners.   The  Defaulting   Limited  Partner  shall  sell  his
Partnership Interest to the purchaser at the purchase price determined in the manner as provided in Article 18.5 and on the terms and conditions as provided in Article 18.6. The transfer of the Partnership Interest, the payment of the
purchase  price,  and  the  assumption  of  the  Defaulting   Limited  Partner's
obligations under his Guaranty (as provided in Article 18.5), shall be made at such time as determined by the General Partner in order to avoid the default and acceleration of the obligation secured by the Guaranty. Each Limited Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, to take such actions and execute such documents on his behalf to effect the transfer of his Partnership Interest as provided in this Article 18.3, in the event such Limited Partner becomes a Defaulting Limited Partner.

                  18.4 Divestiture Option. If state or federal regulations or laws are enacted or applied, or if any other legal developments occur, which, in the opinion of the General Partner, adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership in a manner deemed substantial by the General Partner in its sole discretion (e.g., exclusion from any governmental health care program or any provider ownership prohibition), the General Partner shall promptly either, in its discretion, (i) take the steps outlined in this Article 18.4 to divest the Limited Partners of their Partnership Interests, or (ii) dissolve the Partnership as provided in
Article 24.1(d). If the General Partner chooses option (i), it shall deliver a written notice to all of the Limited Partners (the "Notice of Election") and either sell the entire Partnership Interests of all of the Limited Partners to one or more investors selected by it (including, without limitation, Affiliates of the General Partner), and/or purchase such Partnership Interests for its own account. In such event, the Limited Partners shall sell their Partnership Interests to the purchaser or purchasers at the purchase price determined in the manner as provided in Article 18.5 and be on the terms and conditions as provided in Article 18.6. The transfer of the Partnership Interests, the payment of the purchase prices, and the assumption of the Limited Partners' obligations under their respective Guaranties (as provided in Article 18.5) shall be made at such time as determined by the General Partner to be in the best interests of the Partnership and its Limited Partners. If the General Partner chooses option
(ii), it shall proceed with reasonable promptness to dissolve and liquidate the Partnership and no vote of the Limited Partners shall be required in that connection. Each Limited Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution, his true and lawful attorney-in-fact, to take such actions and execute such documents on his behalf to effect the transfer of his Partnership Interest or the dissolution of the Partnership, as the case may be, as provided in this Article 18.4.

                  18.5 Purchase Price. The purchase price to be paid for the Partnership Interest of any Limited Partner whose interest is being purchased (the "Retiring Limited Partner") pursuant to the provisions of Articles 18.1.2, 18.2.2, 18.3 or 18.4 shall be an amount equal to the Retiring Limited Partner's share of the Partnership's book value, if any, (prorated in the event that only a portion of his Partnership Interest is being purchased) as reflected by the Capital Account of the Retiring Limited Partner (unadjusted for any appreciation in Partnership assets and as reduced by

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depreciation  deductions  claimed  by the  Partnership  for tax  purposes).  The determination of the Retiring Limited Partner's Capital Account on the Valuation Date (as defined below) shall be made by the Partnership's firm of certified
public  accountants  (the  "Partnership   Accountant")  upon  a  review  of  the
Partnership books of account, and a formal audit is expressly waived. The statement of the Partnership Accountant with respect to the Capital Account of the Retiring Limited Partner on the Valuation Date shall be binding and conclusive upon the Partnership, the purchaser and the Retiring Limited Partner and his representative. The Valuation Date shall be the last day of the month next preceding the month in which occurs: (i) the death of a Limited Partner, in the case of a purchase by reason of death; (ii) the bankruptcy or insolvency of a Limited Partner, in the case of a purchase by reason of such bankruptcy or insolvency; (iii) the notice of a Defaulting Event as provided in Article 18.3, in the case of a purchase occurring by reason of one of such events; or (iv) the Notice of Election as provided in Article 18.4, in the case of a purchase by reason thereof. The purchase price shall be paid at the Closing in cash (or by certified or cashier's check). If as of the date of the Closing the Retiring Limited Partner still has an outstanding personal obligation under the Guaranty (the "Obligation"), the purchaser shall assume the portion of the Obligation as is equal to the portion of the Partnership Interest being purchased, indemnify the Retiring Limited Partner from such portion of the Obligation, and take such steps deemed necessary by the General Partner to formally evidence the assumption of such portion of the Obligation, including without limitation, executing such documents and providing such financial information to the Bank (as the case may be) to evidence the assumption of such portion of the Obligation, and obtain if possible, the release of the Retiring Partner from such portion of the Obligation.

                  18.6     Closing.

                  18.6.1 Closing of Purchase and Sale. The Closing of any purchase and sale of a Partnership Interest pursuant to Articles 18.1.2 or 18.2.2 of this Agreement shall take place at the principal office of the Partnership, or such other place designated by the General Partner, on the date determined as follows (the "Closing"):

                  (a) In the case of a purchase and sale occurring by reason of the death of a Limited Partner as provided in Article 18.1.2 of this Agreement, the Closing shall be held on the thirtieth day (or if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the last to occur of:

                           (i) Qualification of the executor or personal administrator of the deceased Limited Partner's estate;

                           (ii) The date on which any necessary determination of
                  the purchase price of the Partnership Interest to be purchased has been made, or

                           (iii) The date that  coincides  with the close of the
                  Option Period.

                  (b) In the case of a purchase and sale occurring by reason of the bankruptcy or insolvency of a Limited Partner as provided in
         Article 18.2.2 of this

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         Agreement,  the Closing  shall be held on the thirtieth day (of if such thirtieth day is not a business day, the next business day following the thirtieth day) next following the later to occur of:

                           (i) The date on which any necessary determination of
                  the purchase price of the Partnership Interest to be purchased has been made; or

                           (ii) The date  that  coincides  with the close of the
                  Option Period.

         At the Closing, the Limited Partner whose Partnership Interest is being purchased (the "Transferring Partner") shall concurrently with tender and receipt of the applicable purchase price, deliver to the purchaser duly executed instruments of transfer and assignment, assigning good and marketable title to the portion or portions of the Transferring Partner's entire Partnership Interest thus purchased, free and clear from any liens or encumbrances or rights of other therein (except with respect to liens or rights associated with the Guaranties as otherwise provided herein).

                  18.6.2 Terms and Conditions of Purchase. The Partnership Interest of a Limited Partner shall not be transferred to any Partner unless the requirements of Articles 17.2 and 17.4 (b) through (f) are satisfied with respect to it. The purchaser shall be liable for all obligations and liabilities connected with that portion of the
         Partnership Interest transferred to it unless otherwise agreed in writing.

                  18.6.3 Percentage Interests. The Percentage Interests of each Partner who purchases all or a portion of the Partnership Interest of a Limited Partner pursuant to the provisions of Article 18.3, shall be increased by the Percentage Interest represented by that portion of the Partnership Interest purchased by such Partner.

                  19. SALE, ASSIGNMENT OR OTHER TRANSFER OF THE GENERAL PARTNER'S INTEREST.

                  19.1 The General Partner may not mortgage, pledge, hypothecate, transfer, sell, assign or otherwise dispose of all or any part of its interest in the Partnership, whether voluntarily, by operation of law or otherwise (the foregoing actions being hereafter collectively referred to as "Transfers" or singularly as a "Transfer") except as permitted by this Article.

                  19.2 If the General Partner makes a Transfer of its general partner interest in the Partnership pursuant to this Article, it shall be liable for all obligations and liabilities incurred by it as the General Partner of the Partnership on or before the effective date of such Transfer, but shall not be liable for any obligations or liabilities of the Partnership arising after the effective date of the Transfer.

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                  19.3     No Transfer by the General Partner shall be permitted
 unless:

                  (a) The certified public accountant for the Partnership shall have delivered to the Partnership an opinion that the new general partner of the Partnership has sufficient net worth (if necessary) and meets all other published requirements of the Internal Revenue Service necessary to assure that the Partnership will continue to be classified as a partnership for Federal income tax purposes;

                  (b) Counsel for the Partnership shall have rendered an opinion that none of the actions taken in connection with such Transfer will cause the Partnership to be classified other than as a partnership for Federal income tax purpose or will cause the termination or dissolution of the Partnership and

                  (c) Such documents or instruments, in form and substance satisfactory to counsel for the Partnership, shall have been executed and delivered as may be required in the opinion of counsel for the Partnership to effect fully any such Transfer.

                  20.      TERMINATION OF THE SERVICES OF THE GENERAL
                           PARTNER.

                  If the General Partner shall be finally adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for any act of gross negligence or willful misconduct in the performance of its duties under the terms of this Agreement, the General Partner may be removed and another substituted with the consent of all of the Limited Partners. Such consent shall be evidenced by a certificate of removal signed by all of the Limited Partners. In the event of removal, the new general partner shall succeed to all of the powers, privileges and obligations of the General Partner, and the General Partner's interest in the Partnership shall become that of a Limited Partner, and the General Partner shall maintain its same Percentage Interest in the Partnership notwithstanding anything contained in the Act to the contrary. In addition, in the event of removal, the new general partner shall take all steps necessary and appropriate to prepare and record an amendment to the Certificate of Limited Partnership to reflect the removal of the General Partner and the admission of such new general partner.

                  21.      MANAGEMENT AND OPERATION OF BUSINESS.

                  21.1 All decisions with respect to the management of the business and affairs of the Partnership shall be made by the General Partner.

                  21.2 The General Partner shall be under no duty to devote all of its time to the business of the Partnership, but shall devote only such time as it deems necessary to conduct the Partnership business and to operate and manage the Partnership in an efficient manner.

                  21.3 The General Partner may charge to the Partnership all ordinary and necessary costs and expenses, direct and indirect, attributable to the activities, conduct and management of the business of the Partnership. The costs and expenses to be borne by the Partnership shall include, but are not limited to, all expenditures incurred in acquiring and financing the Equipment, legal and

                                      -23-
C#0124195.02
accounting fees and expenses, salaries of employees of the Partnership, insurance premiums and interest.

                  21.4 In addition to, and not in limitation of, any rights and powers covenanted by law or other provisions of this agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have any may exercise on behalf of the Partnership all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Partnership. Such powers shall include, without limitation, the following:

                  (a)      To acquire a LithostarTM Mobile System;

                  (b) To acquire (i) a second LithostarTM system, or (ii) any other assets related to the provisions of lithotripsy services (collectively, the "Additional Assets"), at such times and at such price and upon such terms, as the General Partner deems to be in the best interest of the Partnership.

                  (c) To purchase, hold, manage, lease, license and dispose of Partnership assets (including the LithostarTM Mobile System), including the purchase, exchange, trade or sale of the Partnership's assets at such price, or amount, for cash, securities or other property and upon such terms, as the General Partner deems to be in the best interest of the Partnership; provided, that should the Partnership assets be exchanged or traded for securities or other property (the "Replacement Property") the General Partner shall have the same powers with regard to the Replacement Property as it does towards the traded property;

                  (d) To determine the travel itinerary and site locations for the LithostarTM Mobile System;

                  (e) To borrow money for any Partnership purpose (including the acquisition of the Additional Assets) and, if security is required therefor, to subject to any security device any portion of the property for the Partnership, to obtain replacements of any other security device, to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any encumbrance or other security device;

                  (f) To deposit, withdraw, invest, pay, retain (including the establishment of reserves in order to acquire the Additional Assets) and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement;

                  (g)      To institute and defend actions at law or in equity;

                  (h) To enter into and carry out contracts and agreements and any or all documents and instruments and to do any and all such other things as may be in furtherance of Partnership purposes or necessary or appropriate to the conduct of the Partnership activities;

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                  (i)  To   execute,   acknowledge   and  deliver  any  and  all
         instruments which may be deemed necessary or convenient to effect the foregoing;

                  (j) To form a new limited partnership made up of qualified investors to treat gallstone patients (if the FDA ever approves the LithostarTM for such purpose), and to contract on behalf of the Partnership with the new limited partnership for the use for a fee of the LithostarTM for the treatment of the new limited partnership's gallstone patients; and

                  (k) To engage or retain one or more persons to perform acts or provide materials as may be required by the Partnership, at the Partnership's expense, and to compensate such person or persons at a rate to be set by the General Partner, provided that the compensation is at the then prevailing rate for the type of services and materials provided, or both. Any person, whether a Partner, an Affiliate of a Partner or otherwise, including without limitation the General Partner, may be employed or engaged by the Partnership to render services, including, but not limited to, management services, professional lithotripsy services, accounting services and legal services, or provide materials; and if such person is a Partner or an Affiliate of a Partner, he shall be entitled to, and shall be paid compensation for said services or materials, anything in this Agreement to the contrary notwithstanding, provided that the compensation to be received for such services or materials is competitive in price and terms with then prevailing rate for the type of services and/or materials provided. The Partnership, pursuant to the terms of a Management Agreement, will contract with the General Partner with respect to the supervision and coordination of the management and administration of the day-to-day operations of the LithostarTM Mobile System for a monthly fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. All costs incurred by the General Partner except the costs of employing one or more local physicians to supervise the management and administration of the LithostarTM Mobile System, shall be paid by the Partnership directly. The Partnership will also contract with qualified physicians desiring to use the LithostarTM for the treatment of patients. Owning an interest in the Partnership shall not be a condition to using the LithostarTM. The General Partner and its Affiliates may engage in or possess an interest in other business ventures of any nature and description independently or with others, including, but not limited to, the operation of a mobile lithotripsy unit similar to the LithostarTM Mobile System, whether or not such business ventures are in direct or indirect competition with the Partnership, and neither the Partnership nor the Partners shall have any right by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom.

                  21.5 In addition to other acts expressly prohibited or restricted by this Agreement or by law, the General Partner shall have no authority to act on behalf of the Partnership in:

                  (a) Doing any act in contravention of this Agreement or its Certificate of Limited Partnership;

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



                  (b) Doing any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c) Possessing or in any manner dealing with the Partnership's
         property  or   assigning   the  rights  of  the   Partnership   in  the
         Partnership's property for other than Partnership purposes;

                  (d) Admitting a person as a Limited Partner or a General Partner except as provided in this Agreement; or

                  (e) Performing any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

                  22.      RESERVES.

                  The General Partner may cause the Partnership to create a reserve account to be used exclusively for repairs and acquisition of Additional Assets and for any other valid Partnership purpose. The General Partner shall, in its sole discretion, determine the amount of payments to such reserve.

                  23.      INDEMNIFICATION AND EXCULPATION OF THE
                           GENERAL PARTNER.

                  23.1 The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith and integrity in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel. The General Partner and its Affiliates shall have no liability to the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates.

                  23.2 The General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners, and upon dissolution, Limited Partners shall look solely to the assets of the Partnership.

                  24.      DISSOLUTION OF THE PARTNERSHIP.

                  24.1 The Partnership shall be dissolved and terminated and its business wound up upon the occurrence of any one of the following events:

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



                  (a)      The expiration of its term on December 31, 2040;

                  (b) The  filing  by, on  behalf  of, or  against  the  General
         Partner of any petition or pleading, voluntary or involuntary, to declare the General Partner bankrupt under any bankruptcy law or act, or the commencement in any court of any proceeding, voluntary or involuntary, to declare the General Partner insolvent or unable to pay its debts, or the appointment by any court or supervisory authority of a receiver, trustee or other custodian of the property, assets or business of the General Partner or the assignment by it of all or any part of its property or assets for the benefit of creditors, if said action, proceeding or appointment is not dismissed, vacated or otherwise terminated within ninety (90) days of its commencement;

                  (c) The joint determination of the General Partner and a Majority in Interest of the Limited Partners that the Partnership should be dissolved;

                  (d) The election of the General Partner to dissolve the Partnership following the occurrence of an event described in Article 18.4;

                  (e) The sale, exchange or other disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof; and

                  (f) The dissolution, retirement, resignation, death, disability or legal incapacity of a general partner, and any other event resulting in the dissolution or termination of the Partnership under the laws of the State of Hawaii; provided, that the events described in Sections 425D-402(4) and (5) of the Act or any similar provisions of any successor statute, shall not work a dissolution of the Partnership except as expressly provided in (b) above.

                  24.2  Notwithstanding  the  provisions  of Article  24.1,  the
Partnership shall not be dissolved and terminated upon the retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner, and its business shall continue pursuant to the terms and conditions of this Agreement, if any general partner or general partners remain following such event; provided that such remaining general partner or general partners are hereby obligated to continue the business of the Partnership. If no general partner remains after the occurrence of such event, the business of the Partnership shall continue pursuant to the terms and conditions of this Agreement, if, within ninety (90) days after the occurrence of such event, the Limited Partners unanimously agree in writing to continue the business of the Partnership, and, if necessary, to the appointment of one or more persons or entities to be substituted as the general partner. In the event the Limited Partners agree to continue the business of the Partnership, the new general partner or general partners shall succeed to all of the powers, privileges and obligations of the General Partner, and the General Partner's interest in the Partnership shall become a Limited Partner's interest hereunder. Furthermore, in the event a remaining general partner or the Limited Partners, as the case may be, agree to continue the business of the Partnership as provided herein, the remaining general partner or the newly appointed general partner or general partners, as the case may be, shall take all steps necessary and appropriate to prepare and record an amendment to the Certificate of

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



Limited Partnership to reflect the continuation of the business of the Partnership and the admission of a new general partner or general partners, if any.

                  25.      DISTRIBUTION UPON DISSOLUTION.

                  Upon the dissolution and termination of the Partnership, the General Partner or, if there is none, a representative of the Limited Partners, shall cause the cancellation of the Partnership's Certificate of Limited Partnership, shall liquidate the assets of the Partnership, and shall apply and distribute the proceeds of such liquidation in the following order of priority:

                  (a) First, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation;

                  (b) Second, to the creation of any reserves which the General Partner (or the representatives of the Limited Partners) may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and

                  (c) Third, the balance, if any, shall be distributed to the Partners in accordance with the Partners' positive Capital Account balances after such capital accounts are adjusted as provided by
         Article 13, and any other adjustments required by the Final Treasury Regulations under Section 704(b) of the Code. Any General Partner with a negative Capital Account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative Capital Account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be (i) distributed to those Partners with positive Capital Accounts until such Capital Accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities.

                  26.      BOOKS OF ACCOUNT, RECORDS AND REPORTS.

                  26.1 Proper and complete records and books of account shall be kept by the General Partner in which shall be entered fully and accurately all transactions and such other matters relating to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The books and records of the Partnership shall be prepared according to the accounting method determined to be in the best interest of the Partnership by the General Partner. The Partnership's fiscal year shall be the calendar year. The books and records shall at all times be maintained at the Partnership's Records Office and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during reasonable business hours.

                  26.2 Within ninety (90) days after the end of each Year of the Partnership, the General Partner shall send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal tax Schedule K-1, as shall be reasonably necessary

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



for the preparation by such person of his Federal income tax return. The General Partner will also make available to the Limited Partners any other information required by the Act.

                  26.3 The General Partner shall maintain at the Partnership's Records Office copies of the Partnership's original Certificate of Limited Partnership and any certificate of amendment, restated certificate or certificate of cancellation with respect thereto and such other documents as the Act shall require. The General Partner will furnish to any Limited Partner upon request a copy of the Partnership's original Certificate of Limited Partnership and any certificate of amendment, restated certificate, or certificate of cancellation, if any.

                  26.4 The General Partner shall, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Section 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

                  26.5 The  General  Partner is  designated  as the Tax  Matters
Partner (as defined in Section 6231 of the Code) and to act in any similar capacity under state or local law, and is authorized (at the Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the
Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. The General partner is authorized and required to notify the federal, state or local tax authorities of the appointment of a Tax Matters Partner in the manner provided in Treasury Regulations Section 301.6231(a)(7)-IT, as modified from time to time. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners.

                  27.      NOTICES.

                  All notices under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, or mailed by certified or registered mail, postage prepaid, return receipt requested. Notices to the General Partner shall be delivered at, or mailed to, its principal office. Notices to the Partnership shall be delivered at, or mailed to, its principal office with a copy to each of its business offices. Notice to a Limited Partner shall be delivered to such Limited Partner, or mailed to the last address furnished by him for such purposes to the General Partner. Limited Partners shall give notice of a change of address to the General Partner in the manner provided in this Article.

                  28.      AMENDMENTS.

                  Subject to the provisions of Article 29, this Agreement is subject to amendment only by written consent of the General Partner and a Majority in Interest of the Limited Partners; provided,

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



however, the consent of the Limited Partners shall not be required if such amendments are ministerial in nature and do not contravene the provisions of
Article 29.

                  29.      LIMITATIONS ON AMENDMENTS.

                  Notwithstanding the provisions of Article 28, no amendment to this Agreement shall:

                  (a) Enlarge the obligations of any Partner under this Agreement or convert the interest in the Partnership of any Limited Partner into the interest of a general partner or modify the limited liability of any Limited Partner, without the consent of such Partner;

                  (b) Amend the provisions of Articles 13, 14, 16 and 25 without the approval of the Partners representing two-thirds of the aggregate Percentage Interests in the Partnership; provided, however, that the General Partner may at any time amend such Articles without the consent of the Limited Partners in order to permit the Partnership allocations to be sustained for Federal income tax purposes, but only if such amendments do not materially affect adversely the rights and obligations of the Limited Partners, in which case such amendments may only be made as provided in this Article 29(c); or

                  (c) Amend this Article 29 without the consent of all Partners.

                  30.      MEETINGS, CONSENTS AND VOTING.

                  30.1 A meeting of the Partnership to consider any matter with respect to which the Partners may vote as set forth in this Agreement may be called by the General Partner or by Limited Partners who hold more than twenty-five percent (25%) of the aggregate interests in the Partnership held by all the Limited Partners. Upon receipt of a notice requesting a meeting by such Partner or Partners and stating the purpose of the meeting, the General Partner shall, within ten (10) days thereafter, give notice to the Partners of a meeting of the Partnership to be held at a time and place convenient to the Limited Partners on a date not earlier than fifteen (15) days after receipt by the General Partner of the notice requesting a meeting. The notice of the meeting shall set forth the time, date, location and purpose of the meeting.

                  30.2 Any consent of a Partner required by this Agreement may be given as follows:

                  (a) By a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, or

                  (b) By the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to this Article to consider the doing of such act or thing.

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                  30.3 When exercising voting rights expressly granted under the
Articles of this Agreement, each Partner shall have that number of votes as is equal to the Percentage Interest of such Partner at the time of the vote, multiplied by 100.

                  31.      SUBMISSIONS TO THE LIMITED PARTNERS.

                  The General Partner shall give the Limited Partners notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Limited Partners. Such notice shall include any information required by the relevant provision or by law.

                  32.      ADDITIONAL DOCUMENTS.

                  Each party hereto agrees to execute and acknowledge all documents and writings which the General Partner may deem necessary or expedient in the creation of this Partnership and the achievement of its purpose.

                  33.      SURVIVAL OF RIGHTS.

                  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successor and assigns.

                  34.      INTERPRETATION AND GOVERNING LAW.

                  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vise versa; in addition, the masculine gender shall include the feminine and neuter counterparts. The Article headings or titles and the table of contents shall not define, limit, extend or interpret the scope of this Agreement or any particular Article. This Agreement shall be governed and construed in accordance with the laws of the State of Hawaii without giving effect to the conflicts of laws provisions thereof.

                  35.      SEVERABILITY.

                  If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall not be affected thereby.

                  36.      AGREEMENT IN COUNTERPARTS.

                  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

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



                  37.      THIRD PARTIES.

                  The agreements, covenants and representations contained herein are for the benefit of the parties hereto inter se and are not for the benefit of any third parties including, without limitation, any creditors of the Partnership.

                  38.      POWER OF ATTORNEY.

                  Each Limited Partner hereby makes, constitutes and appoints Dr. William R. Jordan, Dr. Franklin S. Clark and Dr. Dan A. Myers, severally, with full power of substitution, his true and lawful attorneys-in-fact, for him and in his name, place and stead and for his use and benefit to sign and acknowledge, file and record, any amendments hereto among the Partners for the further purpose of executing and filing on behalf of each Limited Partner, any and all certificates of limited partnership or other documents necessary to constitute the Partnership or to effect the continuation of the Partnership, the admission or withdrawal of a general partner or a limited partner, the qualification of the Partnership in a foreign jurisdiction (or amendment to such qualification), the admission of substitute Limited Partners or the dissolution or termination of the Partnership, provided such continuation, admission, withdrawal, qualification, or dissolution and termination are in accordance with the terms of this Agreement.

                  The foregoing power of attorney is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or legal incapacity of each Limited Partner. It may be exercised by any one of said attorneys by listing all of the Limited Partners executing any instrument over the signature of the attorney-in-fact acting for all of them. The power of attorney shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Unit. In those cases in which the assignee of, or the successor to, a Limited Partner owning a Unit has been approved by the Partners for admission to the Partnership as a substitute Limited Partner, the power of attorney shall survive for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

                  This power of attorney shall not be affected by the subsequent incapacity or mental incompetence of any Limited Partner.

                  39.      ARBITRATION.

                  Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration in Honolulu, Hawaii in accordance with the then effective commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof.

                  40.      CREDITORS.

                  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

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



                  IN WITNESS WHEREOF, the parties have executed this Agreement of Limited Partnership as of the day and year first above written.

                               GENERAL PARTNER:

                               LITHOTRIPTERS, INC., a North Carolina corporation


                               By:      /s/ Joseph Jenkins
                                        -----------------------------
                                        Joseph Jenkins, M.D.,
                                        President
ATTEST:
Anthony Rand
--------------------------
Secretary

[CORPORATE SEAL]

                            INITIAL LIMITED PARTNER:

                                        William R. Jordan
                                        ---------------------------------------
                                        William R. Jordan, M.D.

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



STATE OF NORTH CAROLINA )
                                         )
COUNTY OF CUMBERLAND    )


     On this 1st day of April, 1996, before me, the undersigned Notary Public in and for the County of Cumberland in the State of North Carolina, personally came Joseph Jenkins, M.D., who, being by me duly sworn, said that he is President of Lithotripters, Inc., the General Partner of Pacific Medical Limited Partnership, that the seal affixed to the foregoing instrument in writing is the corporate seal of the corporation, and that said writing was signed, sworn to, and sealed by him in behalf of said corporation by its authority duly given. And the said Joseph Jenkins, M.D. further certified that the facts set forth in said writing are true and correct, and acknowledged said instrument to be the act and deed of said corporation.

                  WITNESS my hand and notarial seal.

                                    /s/ Ricarda Kelly
                                    -------------------------------------------

                                             Notary Public

My commission expires:

1-8-97
---------------------------


STATE OF NORTH CAROLINA )
                                         )
COUNTY OF CUMBERLAND   )


     I, Ricarda Kelly, a notary public, do hereby certify that William R. Jordan, M.D., personally appeared before me this 1st day of April, 1996 and acknowledged and swore to the due execution of the foregoing Limited Partnership Agreement in his capacity as the initial limited partner.


                                    /s/ Ricarda Kelly
                                    -------------------------------------------

                                              Notary Public

My commission expires:

1-8-97
---------------------------

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



                           COUNTERPART SIGNATURE PAGE


                  By signing this Counterpart Signature Page, the undersigned acknowledges his or her acceptance of that certain Agreement of Limited Partnership of Pacific Medical Limited Partnership, and his or her intention to be legally bound thereby.

                  Dated this 1st day of April, 1996.

                                   /s/ Philip J. Gallina
                                  ---------------------------------------------

                                       Signature

                                   Lithotripters, Inc
                                   by Philip J. Gallina, VP and Treasurer
                                  --------------------------------------------

                                              Printed Name




STATE OF NORTH CAROLINA        )

COUNTY OF CUMBERLAND )


                  BEFORE ME, the undersigned Notary Public in and for the State and County set forth above, on the 1ST day of APRIL, 1996, personally appeared ___________________, and, being by me first duly sworn, stated that (s)he signed this Counterpart Signature Page for the purpose set forth above and that the statements contained therein are true.
                                   /s/ Ricarda Kelly
                                   -------------------------------------------

                                            Signature of Notary Public

                                   Ricarda Kelly
                                   -------------------------------------------

                                              Printed Name of Notary

My Commission Expires:
1-8-97
---------------------------

[SEAL]

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



                                                                    SCHEDULE A


                        Schedule of Partnership Interests

                       PACIFIC MEDICAL LIMITED PARTNERSHIP

           CONTRIBUTIONS OF CAPITAL TO THE PARTNERSHIP AND GUARANTIES


                           Cash              Percentage
General Partner         Contribution          Interest

Lithotripters, Inc.      $47,688                  20%

Limited Partners
-----------------
Lithotripters, Inc.      $47,250                  21
Antonio Tan               10,000                   4
Robert Carlile            10,000                   4
Herbert Chinn             10,000                   4
Rick Davis                10,000                   4
Terry Yee                  5,000                   2
William Flanagan           2,250                   1
Keith Mooney               2,500                   1
Franklin Clark             2,250                   1
Thomas Jordan              2,250                   1
William Jordan             2,250                   1
Philip Gallina             2,250                   1
William Grine              2,250                   1
Jack Cassell               2,500                   1
Marilyn Hata              10,000                   4
David Kychenbecker        10,000                   4
Douglas Gary Lattimer     10,000                   4
William Yarbrough         10,000                   4
Dan Myers                  2,250                   1
Jim Brady                  2,250                   1
Tom Mobley                 2,250                   1
Timothy Quillen            2,250                   1
James Monroe               2,250                   1
J. Ronald Smith            2,250                   1
David M Coussens           2,500                   1
Denis E. Healey            2,500                   1
Lewis F. Russell           2,500                   1
Alan Terry                 2,250                   1
Anthony Rand               2,250                   1
Joseph Jenkins             2,250                   1
Rena Sepulveda             2,500                   1
Robert McAlpine            2,250                   1
Lance Templeton            2,500                   1
Lelan C. Byrd              2,500                   1
Donald A. Steward          2,500                   1

                        ---------               ----

            TOTAL:      $238,438                100%
                        =========               ====